Exhibit 99.1

[INTERNATIONAL ISOTOPES LETTERHEAD]

April 9, 2008

Firebird Global Master Fund II, Ltd.

c/o FG2 Advisors, LLC

152 West 57th Street, 24th Floor

New York, New York 10019

Dr. Ralph Richart

350 Shore Drive

Oakdale, New York 11769

Gundyco PowerOne Capital Markets Ltd

130 King Street West

The Exchange Tower

Toronto, Ontario M5X1A9

Canada

Christopher Grosso

Kershner, Grosso & Co.

480 Broadway

Saratoga Springs, New York 12866

Francis Stobart

40 Chemin de Fossard

CH1231 Conches

Switzerland

Re:

Amendment and Call of Class C Warrants

Gentlemen:

This letter is being sent to you in your capacity as holders (each a "Holder") of the Class C Warrants (the "Class C Warrants") dated March 20, 2007 issued by International Isotopes Inc. (the "Company").  Capitalized terms used herein and not defined have the meanings assigned to them in the Class C Warrants.

Each Holder and the Company hereby agree to amend the Class C Warrants as follows:

(i)

Notwithstanding the limitations on the Company's Call Right set forth in Section 11 of the Class C Warrants, the Company shall have the right to redeem any unexercised portion of the Class C Warrants pursuant to this agreement as of the date hereof and cancel any Class C Warrant not exercised within ten (10) Trading Days after the execution of this agreement by each Holder and the Company; and

(ii)

Notwithstanding the requirement set forth in Section 11 of the Class C Warrant that the Exchange Warrant be issued and delivered concurrently with the Call Notice, the Company shall issue the Exchange Warrant as of the date hereof, in the form attached hereto as Attachment I, and deliver the Exchange Warrant within three business days after the execution of this agreement by each Holder and the Company.

Pursuant to the Class C Warrants, as amended by this letter agreement, the Company hereby gives notice to each Holder that it will redeem all unexercised portions of such Holder's Class C Warrants as of the date hereof.  Each Holder hereby agrees to exercise such Holder's Class C Warrant and to promptly deliver the Exercise Price for each share subject to the Holder's Class C Warrant.

************

Please acknowledge your agreement to the foregoing by signing and returning a copy of this letter to my attention.

Sincerely,

INTERNATIONAL ISOTOPES INC.

By:  /s/ Steve T. Laflin

Name:  Steve Laflin

Title:   President and Chief Executive Officer

Acknowledged and Agreed:

FIREBIRD GLOBAL MASTER FUND II, LTD.
By:	/s/ James Passin
Name: James Passin Title: Director
GUNDYCO POWERONE CAPITAL MARKETS LTD.
By:	/s/ Albert Contardi
Name: Albert Contardi Title: Vice President Corporate Finance

/s/ Christopher Grosso
Christopher Grosso

/s/ Francis Stobart
Francis Stobart

/s/ Ralph Richart
Dr. Ralph Richart

ATTACHMENT I

Exchange Warrant